Exhibit 99.1

Company Contact:

Mark L. Weinstein, President & CEO

Ted I. Kaminer, CFO

Tel: (267) 757-3000

Porter, LeVay & Rose, Inc.

Linda Decker, VP - Investor Relations

Jeff Myhre, VP - Editorial

Tel: (212) 564-4700

Tom Gibson, VP – Media Relations

(201) 476-0322

FOR IMMEDIATE RELEASE

BIO-IMAGING TECHNOLOGIES ANNOUNCES ELECTION OF RICHARD F. CIMINO

TO THE BOARD OF DIRECTORS

NEWTOWN, PA, March 1, 2005 - Bio-Imaging Technologies, Inc. (NASDAQ NMS: BITI) today announced that effective February 23, 2005, Richard F. Cimino was elected as a Director of Bio-Imaging Technologies, Inc. (the “Company”). Mr. Cimino was elected to the Company’s board of directors pursuant to the terms of the Voting Agreement dated as of October 13, 1994 between the Company and Covance Inc. (f/k/a Corning Pharmaceutical Services Inc.).

David Nowicki, Chairman of the Bio-Imaging Board said, “We are pleased to welcome Rick to the Bio-Imaging Board of Directors and appreciate his willingness to serve on behalf of all of our shareholders. His extensive experience in the field of medical imaging and his leadership role in the clinical trials industry is an ideal skill set for the Bio-Imaging Board of Directors.”

Mr. Cimino is Corporate Senior Vice President and President of Clinical Development, Periapproval, and Central Diagnostics Services for Covance. Before joining Covance, Mr. Cimino served as General Manager, Americas Health Imaging Group, and Corporate Vice President of Eastman Kodak Company. Prior to that, Mr. Cimino served as the Chief Marketing Officer for the Health Imaging Group, where he was instrumental in the digital transformation of Kodak’s second-largest business.

Dr. Nowicki added, “Rick brings more than 20 years of valuable, high-level management experience and marketing expertise to Bio-Imaging. His active board involvement will be very helpful in guiding Bio-Imaging’s continued growth.”

Bio-Imaging Technologies, Inc. is a healthcare contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. Bio-Imaging serves its clients on a global basis through its US Core Lab in Newtown, PA, its European Core Lab in Leiden, The Netherlands, and business offices in Massachusetts, the United Kingdom and Germany. Through its CapMed division, Bio-Imaging provides the Personal HealthKey(TM) technology and the Personal Health Record (PHR) software allowing patients to better monitor and manage their health care information.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of the proposed acquisition, the timing of projects due to the variability in size, scope and duration of projects, estimates made by management with respect to the Company’s critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

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